UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2018

KINDER MORGAN, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35081	80-0682103
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission by Kinder Morgan Canada Limited (“KML”) on June 1, 2018, KML, Kinder Morgan Cochin ULC (“KMCU”) and Kinder Morgan, Inc. (“KMI”) entered into a Share and Unit Purchase Agreement (the “Purchase Agreement”) with Her Majesty in Right of Canada, as represented by the Minister of Finance (the “Purchaser”) on May 29, 2018. Pursuant to the Purchase Agreement and upon consummation of the Transaction, the Purchaser indirectly acquired from KMCU (a) all of the shares of Trans Mountain Pipeline ULC, (b) all of the partnership units of Trans Mountain Pipeline L.P. and (c) all of the shares of Kinder Morgan Canada Inc., for aggregate consideration of C$4.5 billion, subject to certain adjustments (the “Transaction”). The sale of these securities transferred to the Purchaser the ownership of the companies and limited partnership that hold the Trans Mountain pipeline system and related expansion project, the Puget Sound pipeline system and the Canadian employees that operate the business and assets to be sold.

The board of directors of KML, on September 4, 2018, announced its plan for the use of proceeds from the Transaction, which is in part subject to the approval of KML’s shareholders under Canadian law.  Subsequently, on September 4, 2018, KMI issued press release announcing KMI’s intention to vote in favor of the KML board’s proposals that will facilitate its plan for the use of proceeds from the Transaction. The press release is furnished hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits — See Exhibit Index

Exhibit Index

Exhibit No.	Description

99.1	KMI Press Release, dated as of September 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

By:	/s/ Adam S. Forman
Adam S. Forman
Vice President

Date: September 6, 2018